                                                                   EXHIBIT 10.28

                                              Corporate Vice President
                                              Compensation and Benefits

[NORTHROP GRUMMAN LOGO OMITTED]
                                              NORTHROP GRUMMAN CORPORATION
                                              1840 Century Park East
                                              Los Angeles, California 90067-2199
                                              Telephone 310-201-3042
August 9, 2002

Mr. John C. Plant
[REDACTED]
[REDACTED]

RE:  SPECIAL INCENTIVE

Dear John:

         As you know, Northrop Grumman Corporation ("Northrop Grumman") has entered into an Agreement and Plan of Merger with TRW Inc. and Richmond
Acquisition Corp., pursuant to which Northrop Grumman will acquire all of the stock of TRW Inc. (the "Merger"). Following the Merger, Northrop Grumman intends to either sell TRW's automotive business to a third party or spin off (the automotive business to Northrop Grumman shareholders (the "Automotive
Transaction").

         You are a key employee of the automotive business, and Northrop Grumman wishes to provide you with a Special Incentive to remain employed through and following the Merger, to use your best efforts to accomplish the Automotive
Transaction, and to remain employed in the automotive business for at least six months following the closing of the Automotive Transaction.

         The Special Incentive shall be in the amount of $1,800,000 less applicable tax withholding, and will be paid to you independent of any other incentive or severance payment within fifteen calendar days following the six month anniversary of the closing of the Automotive Transaction if each of the following four conditions is met:

         1. The Merger closes on or before March 31, 2003; and

         2. The sale or spin off of the automotive business occurs after the closing of the Merger and before December 31, 2003 (this date may be extended by mutual written agreement between you and Northrop Grumman); and

         3. You remain continuously actively employed on a full-time basis by
TRW until the closing of the Merger and by Northrop Grumman following the closing of the Merger through the closing date of the Automotive Transaction, and you use your best efforts in accordance with the reasonable direction of TRW senior management until the closing of the Merger, and in accordance with the reasonable direction of Northrop Grumman senior management following the closing of the Merger, to accomplish the sale or spin off of the automotive business;
provided, however, that this condition will be deemed to have been met if you are terminated

Mr. John Plant
August 9, 2002

without "Cause" by Northrop Grumman after the closing of the Merger and before the closing of the Automotive Transaction. "Cause" shall mean any of the following: (i) your conviction of any felony; (ii) your willfully committing an act of gross misconduct which has a serious adverse effect on your employer; or
(iii) gross negligence in performing your job duties; and

         4. You remain continuously actively employed on a full-time basis with the new entity which includes the former TRW automotive business for six months following the closing of the Automotive Transaction; provided, however, that this condition will be deemed to have been met if you are not offered employment by the new entity in a position with at least the same base pay and 60% target bonus opportunity you now have, or if your base pay or bonus opportunity is reduced during this six month period, or if the new entity terminates your employment without "Cause" (as previously defined) during this six month period.

         John, I look forward to your continued support of the automotive business. If you are in agreement with the terms of this letter, please sign and date below and return a copy to me.

                                               Sincerely yours,

                                               /s/ Patricia H. Summers
                                               Patricia H. Summers
                                               Vice President
                                               Compensation and Benefits

ACCEPTED AND AGREED TO:

/s/ John C. Plant
-----------------------------------
John C. Plant

Dated:  August 10th, 2002
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